EXHIBIT 32

                        EX-32 SECTION 906 CERTIFICATIONS


                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Flexible Solutions International, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Dan O'Brien, President and Principal Executive Officer of the Company and Fred Kupel, Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 12, 2005        /s/DAN O'BRIEN
                             ---------------------
                             Dan O'Brien
                             President, Director and Principal Executive Officer

Date: August 12, 2005        /s/FRED KUPEL
                             ---------------------
                             Fred Kupel
                             Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Flexible Solutions International, Inc. and will be retained by Flexible Solutions International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]
























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